Exhibit 99.3

Windstream Corporation

TENDER OF ALL OUTSTANDING

$800,000,000 aggregate principal amount of

8.125% Senior Notes Due 2013 issued on July 17, 2006

in Exchange for 8.125% Senior Notes Due 2013

That Have Been Registered Under the

Securities Act of 1933

and

All Outstanding $1,746,000,000 aggregate principal amount of

8.625% Senior Notes Due 2016 issued on July 17, 2006

in Exchange for 8.625% Senior Notes Due 2016

That Have Been Registered Under the

Securities Act of 1933

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON •, 2006, UNLESS EXTENDED (THE “EXPIRATION DATE”). TENDERS IN THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

To Our Clients:

We are enclosing a prospectus, dated •, 2006 (the “Prospectus”), of Windstream Corporation, a Delaware corporation (the “Company”), and a related Letter of Transmittal (which together constitute the “exchange offer”) relating to the offer by the Company to exchange (i) 8.125% Senior Notes Due 2013 (the “New 2013 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.125% Senior Notes Due 2013 issued on July 17, 2006 (the “Old 2013 Notes”) and (ii) 8.625% Senior Notes Due 2016 (the “New 2016 Notes” and, together with the New 2013 Notes, the “New Notes”) which have been registered under the Securities Act, pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.625% Senior Notes Due 2016 issued on July 17, 2006 (the “Old 2016 Notes” and, together with the Old 2013 Notes, the “Old Notes”), upon the terms and subject to the conditions set forth in the exchange offer.

The exchange offer is not conditioned upon any minimum number of Old Notes being tendered.

We are the holder of record of Old Notes held by us for your account. A tender of such Old Notes can be made only by us as the record holder and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Old Notes held by us for your account.

We request instructions as to whether you wish to tender any or all of the Old Notes held by us for your account pursuant to the terms and conditions of the exchange offer. We also request that you confirm that we may on your behalf make the representations and warranties contained in the Letter of Transmittal.

PLEASE RETURN YOUR INSTRUCTIONS TO US IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES

To Registered Holder and/or Brokers, Dealers, Commercial Banks,

Trust Companies and Other Nominees:

The undersigned hereby acknowledges receipt of the prospectus dated •, 2006 (the “Prospectus”), of Windstream Corporation, a Delaware corporation (the “Company”), and the accompanying Letter of Transmittal, that together constitute the offer of the Company (the “exchange offer”) to exchange the Company’s (i) 8.125% Senior Notes Due 2013 (the “New 2013 Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.125% Senior Notes Due 2013 issued on July 17, 2006 (the “Old 2013 Notes”) and (ii) 8.625% Senior Notes Due 2016 (the “New 2016 Notes” and, together with the New 2013 Notes, the “New Notes”) which have been registered under the Securities Act, pursuant to a registration statement of which the Prospectus is a part, for a like principal amount of 8.625% Senior Notes Due 2016 issued on July 17, 2006 (the “Old 2016 Notes” and, together with the Old 2013 Notes, the “Old Notes”). Certain terms used but not defined herein have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees as to the action to be taken by you relating to the exchange offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$             of the 8.125% Senior Notes Due 2013.

$             of the 8.625% Senior Notes Due 2016.

With respect to the exchange offer, the undersigned hereby instructs you (check appropriate box):

☐	To tender the following Old 2013 Notes held by you for the account of the undersigned (insert principal amount of Old 2013 Notes to be tendered) (if any): $ .

☐	To tender the following Old 2016 Notes held by you for the account of the undersigned (insert principal amount of Old 2016 Notes to be tendered) (if any): $ .

☐	Not to tender any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that:

•	the New Notes acquired in exchange for Old Notes pursuant to the exchange offer are being acquired in the ordinary course of business of the person receiving such New Notes;

•	the undersigned is not participating in, and has no arrangement with any person to participate in, the distribution of New Notes within the meaning of the Securities Act; and

•	neither the undersigned nor any such other person is an “affiliate” (within the meaning of Rule 405 under the Securities Act) of the Company or a broker-dealer tendering Old Notes acquired directly from the Company; and

•	if the undersigned is not a broker-dealer, that the undersigned is not engaged in and does not intend to engage in the distribution of the New Notes.

If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such New Notes.

SIGN HERE

Name(s) of beneficial owner(s):

Signature(s):

Name(s):

(Please Print)

Address(es):

Telephone Number(s):

Taxpayer Identification or Social Security Number(s):

Date:

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